Exhibit 99.1

FOR IMMEDIATE RELEASE

Astec Completes Acquisition of TerraSource Holdings, LLC

●	Revenue growth potential, margin expansion, EPS accretive, enhanced cash flow

●	Purchase price of $245 million in cash, on a cash-free, debt-free basis. Net purchase price of $230 million when adjusted for ~ $15 million net present value of anticipated tax benefits

●	Annual run rate synergies ~ $10 million expected by end of year two

●	Expect 2025 proforma net leverage ratio of ~ 2.0x net debt/adjusted EBITDA

CHATTANOOGA, Tenn. (July 1, 2025) – Astec Industries, Inc. (NASDAQ: ASTE) (“Astec” or “Company”) today announced the completion of its acquisition of TerraSource Holding, LLC. Astec anticipates the acquisition will increase gross profit margins, adjusted EBITDA margins and earnings per share as aftermarket parts and service represent approximately 60% of TerraSource revenues and 80% of gross profit. The acquisition provides meaningful run-rate cost synergies, primarily from procurement savings.

Jaco van der Merwe, Astec President and CEO said: “We are pleased to welcome the TerraSource employees into the Astec family. Astec and TerraSource are a strong cultural fit with a shared focus on innovation, sustainability and customer-centric solutions. The addition of TerraSource adds scale, increases our global market presence in attractive end markets and adds further growth opportunities to generate enhanced shareholder value.”

Brian Harris, Chief Financial Officer, commented, “The addition of TerraSource is consistent with our disciplined growth strategy. It will improve our quality of earnings and is expected to be accretive from day one.”

Kevin Hambrice, TerraSource CEO, commented, "Congratulations to our exceptional colleagues at TerraSource, Right Lane, and Hillenbrand for this successful collaboration. The transformation journey has been remarkable, and I'm confident our partnership with Astec will enable us to continue our positive trajectory, further enhance our market leadership, and deliver exceptional products and services to our customers.”

About ASTEC

Astec is a manufacturer of specialized equipment for asphalt road building, aggregate processing and concrete production. Astec's manufacturing operations are divided into two primary business segments: Infrastructure Solutions that includes road building, asphalt and concrete plants, thermal and storage solutions; and Materials Solutions that includes our aggregate processing equipment.

About TerraSource

TerraSource is a provider of precise, industry-leading equipment including crushers, feeders, separators, sizers, liquid and solid separation, dewatering, and waste management solutions. Legendary +100-year-old brands include Gundlach Crushers, Jeffrey Rader, Pennsylvania Crusher and Elgin.

Forward Looking Statements

Safe Harbor Statements under the Private Securities Litigation Reform Act of 1995

This News Release contains forward-looking statements within the meaning of the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. Such statements relate to, among other things, income, earnings, cash flow, changes in operations, operating improvements, businesses in which we operate, anticipated benefits from the TerraSource acquisition and the United States and global economies. Statements in this News Release that are not historical are hereby identified as "forward-looking statements" and may be indicated by words or phrases such as "anticipates," “supports," "plans," "projects," "expects," "believes," "should," "would," "could," "forecast," "management is of the opinion," use of the future tense and similar words or phrases. These forward-looking statements are based largely on management's expectations, which are subject to a number of known and unknown risks, uncertainties and other factors discussed and described in our most recent Annual Report on Form10-K, including those risks described in Part I, Item 1A. Risk Factors thereof, and in other reports filed subsequently by us with the Securities and Exchange Commission, including our most recent Quarterly Report on Form 10-Q, which may cause actual results, financial or otherwise, to be materially different from those anticipated, expressed or implied by the forward-looking statements. All forward-looking statements included in this document are based on information available to us on the date hereof, and we assume no obligation to update any such forward-looking statements to reflect future events or circumstances, except as required by law.

For Additional Information Contact:

Steve Anderson

Senior Vice President of Administration and Investor Relations

Phone: (423) 899-5898

E-mail: sanderson@astecindustries.com

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